UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         July 18, 2006

DECTRON INTERNATIONALE INC.
(Exact name of registrant as specified in its charter)

Quebec, Canada	001-14503	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

4300 Poirier Blvd., Montreal, Quebec, Canada		H4R 2C5
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (514) 334-9609

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 18, 2006, Dectron Internationale Inc., as borrower, and its subsidiaries, as guarantors, (collectively the "Company") finalized a Cad$15 million credit facility (the "HSBC Facility"). The HSBC Facility was entered into among the Company and HSBC Bank Canada. On the same day, the Company drew down on the HSBC Facility and repaid and terminated its existing credit facilities, in the amount of approximately Cad$12.5 million. The HSBC Facility is secured by a first ranking movable hypothec over the universality of the Company’s accounts receivable, inventory and all other assets subject to existing charges in the favour of the Business Development Bank (the "BDC").

The HSBC Facility is made available (a) to refinance existing indebtedness of the Company, and (b) for general corporate purposes. The interest rate for the term loan is based upon the Bank’s Canadian Prime or U.S. Base rate plus 0.5%.

The HSBC Facility contains customary representations and warranties and affirmative and negative covenants, including, but not limited to, the following financial covenants: (a) the ratio of debt to tangible net worth not to exceed 2.8 to 1 – decreasing to 2.5 to 1 as of April 30, 2007; (b) the current ratio may not be less than 1.2 to 1 – increasing to 1.4 to 1 as of April 30, 2007; (c) tangible net worth may not fall below Cad$ 9.5 million. A violation of these covenants could result in a default under the HSBC Facility, which could permit the bank to restrict the Company's ability to access the HSBC Facility and require the immediate repayment of any outstanding advances under the HSBC Facility.

On July 18, 2006, the Company issued a press release announcing the HSBC Facility. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Also on July 18, 2006 Dectron Internationale as borrower finalized a Cad$5 million secured term loan with the Business Development Bank of Canada (the "BDC Facility"). The loan is secured by 2 buildings, owned by subsidiaries of the Company, as well as a hypothec on the universality of all equipment, machinery, vehicles and patents of the Company and its subsidiaries.

The BDC Facility is made available to refinance approximately Cad$1 million of existing mortgages of the Company, and the remainder for general corporate purposes. The interest rate for the term loan is based upon the BDC Floating Base Rate plus 0% (currently 7.25%), subject to possible reduction in 2007 if certain thresholds are met. The term of the loan is 12 years.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Please see the discussion set forth in response to Item 1.01, which is hereby incorporated by reference into this Item 2.03.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the under his signature.

DECTRON INTERNATIONALE INC.
(Registrant)
Date: July 18, 2006
/s/ Glenn La Rusic
Name: Glenn La Rusic
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated July 18, 2006